EXHIBIT 11


                                  MARATHON FINANCIAL CORPORATION


Computation of Weighted Average Shares Outstanding and Earnings Per Share


                           Shares Outstanding End of Month - 2nd Quarter

                                                                   2000                   1999
                                                                   ----                   ----
        April                                                    2,051,441              2,060,686
        May                                                      2,051,441              2,057,137
        June                                                     2,051,441              2,055,186
                                                                 ---------              ---------
                                                                 6,154,323              6,173,009

                                  Divided by                     3 months               3 months
                                                                 --------               --------
                  Weighted Shares Outstanding                    2,051,441              2,057,670
                                                                 =========              =========

        Add Dilutive Shares                                         11,307                 32,376

                                                                 2,062,748              2,090,046
                                                                 =========              =========

                  Net Income                                      $353,012               $262,061
                                                                  ========               ========

                  Net Income Per Share, Basic
                     And Assuming Dilution*                       $    .17               $    .13
                                                                  ========               ========



                          Shares Outstanding End of Month - Year-to-date

                                                                   2000                   1999
                                                                   ----                   ----
        January                                                  2,049,409              2,063,605
        February                                                 2,051,441              2,063,365
        March                                                    2,051,441              2,060,602
        April                                                    2,051,441              2,060,686
        May                                                      2,051,441              2,057,137
        June                                                     2,051,441              2,055,186
                                                                 ---------              ---------
                                                                 12,306,614            12,360,581

                                  Divided by                     6 months               6 months
                                                                 --------               --------
                  Weighted Shares Outstanding                    2,051,102              2,060,097
                                                                 =========              =========

        Add Dilutive Shares                                         16,076                 38,167

                                                                 2,067,178              2,098,264
                                                                   =========            ==========

                  Net Income                                      $645,745               $498,549
                                                                  ========               ========

                  Net Income Per Share, Basic                     $    .31               $    .24
                                                                  ========               ========

                  Net Income Per Share, Assuming Dilution         $    .31               $    .24
                                                                  ========               ========


         * See disclosure of computation at footnote #6 of financial statements incorporated herein.